UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 01, 2017

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25203	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 3500 Ft. Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On June 01, 2017 Cornelis Wit was named Executive Chairman for OmniComm Systems, Inc. He has been a member of the company’s Board of Directors since November 1999, and served as the Company’s Chief Executive Officer from June 2002 until June 1, 2017.

Stephen Johnson was named Chief Executive Officer and President on June 1, 2017. Mr. Johnson served as the Company’s Chief Operating Officer and President from June 2010 until June 01, 2017. Previously, he served as COO and executive vice president of business development. Mr. Johnson joined OmniComm as the senior vice president of business development in 2006. Prior to joining OmniComm, he spent seven years managing business development for the Oracle Clinical Applications group. He has more than 20 years of industry experience specific to clinical trials and electronic data capture (EDC), having held various positions of increasing responsibility for Oracle, PHT Corp., Clinical Data Solution and Pfizer Pharmaceuticals.

Also on June 1, 2017 Randall Smith, OmniComm’s founder, Chairman of the Board and Chief Technology Officer was named the Company’s Executive Vice Chairman. Mr. Smith has been an executive officer and member of OmniComm’s Board of Directors since 1997. He served as president and CTO from May 1997 until August 2000, and thereafter as Chairman and CTO until June 1, 2017.

Keith Howells was named the Company’s Chief Technology Officer on June 1, 2017. Mr. Howells joined OmniComm in January 2011, with responsibility for the development and innovation of the company’s products. Prior to being named Chief Technology Officer he served as the Senior Vice President of Development. Mr. Howells has more than 20 years of experience in designing, building and implementing clinical research applications, including five years as the head of development for Oracle’s pharmaceutical application suite and five years as the head of development for Medidata Solutions

John Fontenault was named the Company’s Chief Operating Officer on June 1, 2017. He served as our Senior Vice President of Operations from October 2014 until June 2017.  A clinical data operations and data systems executive, he brings over 24 years of pharmaceutical industry experience. Prior to joining OmniComm, Mr. Fontenault was Vice President, Operations at ER Squared, providing strategic eClinical business process and technology change management and adoption services to large and small sized sponsors and CROs. Prior to ER Squared, Mr. Fontenault was Executive Director and Global Head of Clinical Data Management and Technology at Kendle International (INC Research).

Kuno van der Post was named the Company’s Chief Commercial Officer on June 1, 2017. He served as the Company’s Senior Vice President of Business Development from June 2013 until June 2017.  He has been working in both the preclinical and clinical development arena for over 14 years. Prior to joining OmniComm, he worked for Oracle’s Health Sciences Global Business Unit as well as Medidata Solutions. He obtained his PhD from the University of Liverpool (UK) and his Master of Science from Salford University (UK).

There are no family relationships between any of these officers and any other director or executive officer of the Company. There are no understandings or arrangements between any of the officers and any other person pursuant to which the officer was appointed to their new role. There are no unreported related-party transactions between the Company and any of the officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

Date: June 7, 2017	By:	/s/ Thomas E. Vickers
Thomas E. Vickers
Chief Financial Officer